New York Mortgage Trust, Inc. 2024 Third Quarter Financial Summary

Forward Looking Statements This presentation contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed or implied in our forward-looking statements. The following factors are examples of those that could cause actual results to vary from our forward-looking statements: changes in our business and investment strategy; inflation and changes in interest rates and the fair market value of our assets, including negative changes resulting in margin calls relating to the financing of our assets; changes in credit spreads; changes in the long-term credit ratings of the U.S., Fannie Mae, Freddie Mac, and Ginnie Mae; general volatility of the markets in which we invest; changes in prepayment rates on the loans we own or that underlie our investment securities; increased rates of default, delinquency or vacancy and/or decreased recovery rates on or at our assets; our ability to identify and acquire our targeted assets, including assets in our investment pipeline; our ability to dispose of assets from time to time on terms favorable to us, including the disposition over time of our joint venture equity investments; changes in our relationships with our financing counterparties and our ability to borrow to finance our assets and the terms thereof; changes in our relationships with and/or the performance of our operating partners; our ability to predict and control costs; changes in laws, regulations or policies affecting our business; our ability to make distributions to our stockholders in the future; our ability to maintain our qualification as a REIT for federal tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; impairments in the value of the collateral underlying our investments; our ability to manage or hedge credit risk, interest rate risk, and other financial and operational risks; our exposure to liquidity risk, risks associated with the use of leverage, and market risks; and risks associated with investing in real estate assets, including changes in business conditions and the general economy, the availability of investment opportunities and the conditions in the market for investment securities, residential loans, structured multi-family investments and other mortgage-, residential housing- and credit-related assets. These and other risks, uncertainties and factors, including the risk factors and other information described in our most recent Annual Report on Form 10-K, as updated and supplemented from time to time, and our subsequent Quarterly Reports on Form 10-Q and other information that we file from time to time with the U.S. Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), could cause our actual results to differ materially from those projected in any forward-looking statements we make. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This presentation may not contain all of the information that is important to you. As a result, the information in this presentation should be read together with the information included in our most recent Annual Report on Form 10-K, as updated and supplemented from time to time, and our subsequent Quarterly Reports on Form 10-Q and other information that we file under the Exchange Act. References to “the Company,” “NYMT,” “we,” “us,” or “our” refer to New York Mortgage Trust, Inc., together with its consolidated subsidiaries, unless we specifically state otherwise or the context indicates otherwise. See glossary of defined terms and detailed end notes for additional important disclosures included at the end of this presentation. Third quarter 2024 Financial Tables and related information can be viewed in the Company’s press release dated October 30, 2024 posted on the Company’s website at http://www.nymtrust.com under the “News” section. See Glossary and End Notes in the Appendix. 2

Management Update "The Company reported sharply higher earnings per share of $0.36 in the third quarter. The improved earnings were the result of a portfolio rotation which began over a year ago. As part of the plan, we focused on acquisitions that can deliver high recurring interest income by rotating from under-performing, total return opportunities. Consequently, the Company reported Total Adjusted Net Interest Income of $29 million in the third quarter, up 39% year-over-year. Over the year, we maintained a deliberate approach to balance sheet growth by prioritizing investments containing fundamentally stable income and did not veer from our objective. Going forward, we intend to unlock the Company’s excess liquidity for continued portfolio growth to further enhance Company earnings, particularly without any corporate debt maturity until 2026. We believe a patient approach for earnings growth is prudent in this market environment to increase stockholder value." — Jason Serrano, Chief Executive Officer To Our Stockholders 3

Table of Contents • Company Overview • Financial Summary • Market & Strategy Update • Quarterly Financial Information • Appendix 4

Company Overview 5

NYMT Overview New York Mortgage Trust, Inc. (NASDAQ: NYMT) is an internally-managed real estate investment trust (“REIT”) for U.S. federal income tax purposes in the business of acquiring, investing in, financing and managing primarily mortgage- related single-family and multi-family residential assets. Our objective is to deliver long-term stable distributions to our stockholders over changing economic conditions through a combination of net interest spread and capital gains from a diversified investment portfolio. Our investment portfolio includes credit sensitive single-family and multi-family assets, as well as more traditional types of fixed-income investments that provide coupon income, such as Agency RMBS. Data As of 9/30/2024 Focus on utilizing Market Leading Technology & Data Committed to Community, Diversity & Inclusion Loan Servicing and Direct Property Management Expertise $6.9B Investment Portfolio / $1.1B Market Capitalization Charlotte New YorkLos Angeles Office Locations Single-Family Credit Single-Family Agency Multi-Family Cash and Other Capital Allocation See Glossary and End Notes in the Appendix. 6 23% 54% 22% 1% Declared a total of $1.4B in common stock dividends since our June 2004 initial public offering

◦ Issued $238 million rated BPL-Bridge revolver securitization with a 5.65% effective cost ◦ Issued $74 million non-Agency RMBS re-securitization with a 7.42% effective cost ◦ Company Recourse Leverage Ratio of 2.6x ◦ Portfolio Recourse Leverage Ratio of 2.5x • Agency Portfolio Recourse Leverage Ratio of 7.8x • Credit and Other Portfolio Recourse Leverage Ratio of 0.8x ◦ $189 million of available cash as of September 30, 2024 *Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix. Financial Performance ◦ Earnings per share (basic) of $0.36, Comprehensive income per share of $0.36 ◦ Undepreciated earnings per share of $0.39* ◦ Book value per share of $9.83 (1.44% change QoQ) ◦ Adjusted book value per share of $10.87* (-1.36% change QoQ) ◦ 3.51% Quarterly Economic Return ◦ 0.45% Quarterly Economic Return on Adjusted Book Value* Stockholder Value ◦ Declared second quarter common stock dividend of $0.20 per share ◦ Common stock dividend yield of 12.64% (share price as of September 30, 2024) Liquidity & Financing Investing Activity See Glossary and End Notes in the Appendix. 7 Key Developments ◦ Acquired $1.0 billion of new single-family residential investments • Includes $372 million of Agency RMBS at 5.33% average coupon • Includes $624 million of Residential Loans (98% BPL - Bridge/Rental) Subsequent Events ◦ Issued $295 million rated BPL- Rental securitization with a 5.59% effective cost Quarterly Highlights ◦ Total investment portfolio increased by $952 million (17% change QoQ) ◦ Total adjusted interest income of $101 million* (20% change QoQ)

Market Update 8 See Glossary and End Notes in the Appendix. • Unlike in the past, the federal government is now running a large primary deficit despite very low unemployment. • High budget deficits are usually followed by high unemployment rates, placing the U.S. economy in a precarious position. • While the deficit is not a leading concern right now, U.S. debt ‘crowding-out effect’ and policy constraints may dampen economic development. Drivers of U.S. DeficitU.S. Unemployment Rate vs. Budget Deficit Source: Bloomberg, Goldman Sachs Research Source: Congressional Budget Office, Office of Management and Budget As % of GDP Projected As % of GDP (Inverted) % % % % % % % % % % % % % %

$4.0 $4.7 $5.1 $5.4 $5.9 $6.9 2Q 2023 3Q 2023 4Q 2023 1Q 2024 2Q 2024 3Q 2024 $— $2.5 $5.0 $7.5 Balance Sheet Structured for Growth Earnings Improvement • Sequential increase of portfolio income achieved by rotating Company exposure from low-income, total return strategies to recurring interest income assets. • We expect portfolio growth to continue with deployment of Company excess liquidity to further enhance earnings. • With core investments of Agency RMBS and short- term, residential bridge loans, Company can rapidly mobilize capital to raise the portfolio’s earnings power with opportunities arising from market dislocation. (Dollar amounts in billions) NYMT Investment Portfolio Size 9 *Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix. +16.9% +9.3% +5.9% +8.5% +17.5% NYMT Adjusted Interest Income*Reserve for Excess Liquidity (Dollar amounts in millions, except per share amounts) $171 $213 $227 $189 $127 $103 $78 $87 $133 $86 $119 $132 Available Cash Financing of Unencumbered Assets Additional Financing of Under-Levered Assets 4Q 2023 1Q 2024 2Q 2024 3Q 2024 $— $200 $400 $600 $431 $402 $424 $408 E P S Im p ac t A d justed Interest Inco m e $0.57 $0.65 $0.80 $0.86 $0.92 $1.11 Adjusted Interest Income EPS Impact 2Q 2023 3Q 2023 4Q 2023 1Q 2024 2Q 2024 3Q 2024 $— $0.25 $0.50 $0.75 $1.00 $1.25 $— $25 $50 $75 $100 $125 +14.0% +23.1% +7.5% +7.0% +20.7% (Dollar amounts in millions)

$1,087 10 *Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix. **Any realized credit losses or loan sales below par would reduce the net discount to par. Adjusted Book Value Composition 9/30 Ending Adjusted Book Value 9/30 Capital Allocation $1 $2 $3 $4 $5 $6 $7 $8 $9 $10 $11 $12 Adjusted Book Value per Share* $91 $181 $272 $362 $453 $543 $634 $725 $815 $906 $996 $ Adjusted Book Value* BPL-Bridge Capital $3.22/share Adjusted Book Value $10.87/share Agency RMBS Capital $3.71/share (Dollar amounts in millions, except per share amounts) Market Cap $6.33/share Net Discount to Par ** $1.55/share Available Cash $2.09/share JV Equity $ — $ — Credit & Other Capital Less Corporate Financing $0.21/share $1.64/share $1,178 $13

Financial Summary 11

$4.7 $5.1 $5.4 $5.9 $6.9 3Q 2023 4Q 2023 1Q 2024 2Q 2024 3Q 2024 0.5 0.8 8.3 7.8 Credit and Other Agency 2Q 2024 3Q 2024 Company Portfolio 3Q 2023 4Q 2023 1Q 2024 2Q 2024 3Q 2024 Financial Snapshot Earnings & Book Value 2.18%2.45% 2.80% 3.60% 3.34% 6.49% 6.80%6.69% Investment Portfolio Financing & Liquidity Dividend Per Share $0.20 $0.20 2Q 2024 3Q 2024 $11.02 $10.87 2Q 2024 3Q 2024 $(0.25) $0.39 2Q 2024 3Q 2024 Available Cash Portfolio Allocation SF Credit 59% SF Credit 46% MF 5% Other 6% Recourse Leverage Ratio $221 $171 $213 $227 $189 3Q 2023 4Q 2023 1Q 2024 2Q 2024 3Q 2024 6.49% 6.80% 6.69% 6.66%$0.18 $0.19 $0.20 $0.21 $0.22 3Q 2023 4Q 2023 1Q 2024 2Q 2024 3Q 2024 Net Interest Income - EPS ContributionTotal Portfolio Size 12.64% Dividend Yield See Glossary and End Notes in the Appendix. *Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix. Q3'24 Economic Return on Adjusted Book Value*: 0.45% 1.2x 1.7x 1.6x 2.1x 2.0x 1.3x 1.6x 1.5x Undepreciated Earnings Per Share*Adjusted Book Value Per Share* 2.6x 2.5x 12 Portfolio Recourse Leverage Ratio SF Agency 43% 2.0x 2.5x Total Portfolio Leverage 9.0x 5.0x x xx x (Dollar amounts in millions) (Dollar amounts in billions)

Securitization Financing $1,979 | 34% Repo - Agency $2,638 | 46% Repo - Credit/Other $974 | 17% Corporate Sr. Unsec. Notes $160 | 3% Corporate Sub. Debentures $45 | <1% $589 $702 $522 $607 $974 $1,407 $1,771 $1,991 $2,347 $2,638 $1,336 $1,292 $1,652 $1,749 $1,979 $376 $340 $338 $310 $311 $221 $171 $213 $227 $189 Repo - Credit Repo - Agency Securitization Financing Unencumbered Residential Loans and Investment Securities Available Cash 3Q 2023 4Q 2023 1Q 2024 2Q 2024 3Q 2024 NYMT Debt Structure Quarterly Portfolio Financing Exposure (Dollar amounts in millions) Portfolio Recourse Leverage Ratio 1.5x 1.6x 2.5x2.0x1.2x Quarterly Portfolio Financi xposure See Glossary and End Notes in the Appendix. Portfolio and Corporate Debt 13 Corporate Debt Maturities $100 $60 $45 2024 2025 2026 2027 2028 2029 2035 $— $50 $100 $150 (Dollar amounts in millions) (Dollar amounts in millions) (Dollar amounts in millions)

Agency RMBS $2,968 MM | 42% See Glossary and End Notes in the Appendix. Targeting liquid or shorter duration assets for flexibility to rotate to higher equity return opportunities Reinvesting proceeds into higher equity return opportunities 14 $6.9 Billion Investment Portfolio +$189M Available Cash BPL-Bridge $1,157 MM | 16% BPL-Rental $601 MM | 9% Performing Loans $549 MM | 8% RPL $461 MM | 7% Non-Agency RMBS $226 MM | 3% SFR $145 MM | 2% NYMT Portfolio Assets Single-Family Credit 45% Multi-Family 5% Other 8% Available Cash $189 MM | 3% Other Investments $395 MM | 5% Mezzanine Lending $203 MM | 3% Cross-Collateralized Mezzanine Lending $138 MM | 2% Joint Venture Equity $19 MM | <1% Single-Family Agency 42%

Market & Strategy Update 15

$188 $238 $306 $466 $636 $946 $416 $298 $467 $372 3Q 2023 4Q 2023 1Q 2024 2Q 2024 3Q 2024 NYMT Investment Strategy Strategy For Sustainable Earnings Growth Strategy • NYMT continues to grow the investment portfolio with the goal of generating higher recurring net interest income. • Recent acquisitions have been primarily concentrated in more liquid Agency RMBS and shorter duration BPL-Bridge loans. • NYMT is leveraging its strong sourcing capabilities in BPL loans to increase purchase volume. • NYMT is focused on asset management to increase the pace of resolutions across the portfolio and to mitigate future realized losses. Residential Investment Acquisitions (Dollar amounts in millions) Residential Credit Agency RMBS $1,008 Residential Investment Activity 3Q 2023 4Q 2023 1Q 2024 2Q 2024 3Q 2024 Acquisitions $1,134 $654 $604 $933 $1,008 Sales (43) (45) (30) (4) (121) Payoffs (261) (230) (256) (321) (353) Net Residential Investment Activity $830 $379 $318 $608 $534 $604 See Glossary and End Notes in the Appendix. 16 $654 $933 $1,134

2024-INV1 $294,865,000 BPL-Rental Loans WA. Effective Cost: 5.59% 2024-CP1 $305,299,000 RPL and Performing Loans WA. Effective Cost: 5.75% NYMT Securitization Activity See Glossary and End Notes in the Appendix. 17 1Q 2024 2Q 2024 3Q 2024 4Q 2024 2024-BPL2 $243,649,000 BPL-Bridge Loans WA. Effective Cost: 6.80% Securitization • Lower base rates and tighter credit spreads have fostered a robust securitization market in 2024. • NYMT has been an active issuer of securitizations to more efficiently finance our increased residential loan acquisitions in a variety of sectors through term structures. 2024-RR1 $74,000,000 SLST Bonds WA. Effective Cost: 7.42% Rated Securitization 2024-BPL3 $237,500,000 BPL-Bridge Loans WA. Effective Cost: 5.65% 2024-BPL1 $225,000,000 BPL-Bridge Loans WA. Effective Cost: 7.43%

Single-Family Agency RMBS Market Market • In the quarter, current coupon mortgage spreads tightened by 19bps to 129bps, driven by lower interest rate volatility due to the Fed's first rate cut since March 2020. • Tightening spreads have moderated the pace of NYMT's purchases of Agency RMBS in the quarter. • Agency RMBS remains a core strategy and we look to continue to grow the portfolio over time. 18 Coupon (%) N Y M T A g en cy R M B S ($ M M ) Z V Sp read (b p ) NYMT Agency RMBS Holdings Market ZV Spread Acquisitions ZV Spread 2.0 2.5 3.0 3.5 4.0 4.5 5.0 5.5 6.0 6.5 7.0 $0 $500 $1,000 $1,500 0 50 100 150 200 Specified Pools at Different Coupons See Glossary and End Notes in the Appendix. M illio ns Agency RMBS Current Coupon Spreads

Single-Family Agency RMBS Strategy Strategy • As a core strategy, Agency RMBS provides several benefits for NYMT: ◦ High carry and compelling risk-adjusted returns ◦ Diversification of portfolio ◦ Expected outperformance in a rate easing cycle or economic downturn • Starting in 2023, NYMT built the portfolio during a period of heightened spread levels. • The targeted profile of Agency RMBS purchases is in current coupon specified pools with lower pay- ups. Agency RMBS Portfolio Characteristics Asset Value ($MM) Specified Pool % | Agency IO % $2,968 97% | 3% See Glossary and End Notes in the Appendix. High LTV 24% Investor 5% Low FICO 26% Generic 26% State 10% Loan Bal 4% ARM 5% Specified Pool Breakdown 19 2% 5% 31% 44% 13% 5% 4.5% Coupon 5.0% Coupon 5.5% Coupon 6.0% Coupon 6.5% Coupon ARM 5.5% Coupon Specified Pool by Coupon Specified Pool Characteristics 2Q 2024 Portfolio 3Q 2024 Portfolio UPB ($MM) $2,559 $2,836 Avg. Price $100.06 $102.00 Avg. Coupon 5.87% 5.80% WALA (months) 13.0 14.5

BPL- Bridge Portfolio Breakdown Single-Family Business Purpose Loan-Bridge Strategy Strategy • NYMT has been active in the BPL-Bridge strategy since 2019, and has purchased loans from 17 originator or aggregator companies. • The life-to-date principal balance invested in BPL-Bridge is $4.5 billion. • NYMT has executed this strategy by being discerning on credit and maintaining flexibility through sourcing assets from external counterparties. • In the quarter, NYMT executed a second rated revolving securitization, securing more efficient funding for the growing purchase pipeline. See Glossary and End Notes in the Appendix. Loan Characteristics 3Q 2024 Portfolio 3Q 2024 Acquisitions UPB ($MM) $1,180 $316 Loan Count 2,205 634 Avg. FICO 742 748 Avg. Coupon 10.4% 10.7% Avg. LTARV 64% 64% Avg. LTC 70% 74% Ground Up % 10% 5% Multi-Family % 9% — $884 $920 $971 $1,063 $1,180 $202 $186 $199 $179 $173 $682 $734 $772 $884 $1,007 DQ 60+ % Performing DQ 60+ 3Q 2023 4Q 2023 1Q 2024 2Q 2024 3Q 2024 $— $500 $1,000 $1,500 —% 25% 50% 75% 100% BPL-Bridge Portfolio Composition 20 *Does not include principal repayments. M ill io ns 15% 1% 8% 9% 82% Traditional Ground Up Multi-Family Multi-Family & Ground Up

Single-Family

Portfolio Overview

Dollar amounts in millions

Total Investment Portfolio 89% | **Total Capital 77%**

Strategy	Sub-Sector	Asset Value %	Asset Value $	Capital %	Capital $	Portfolio Recourse Leverage Ratio	Portfolio Leverage Ratio	Characteristics: Avg. FICO	Characteristics: Avg. LTV	Characteristics: Avg. Coupon	Current Environment
BPL-Bridge	• Bridge loans	19%	$1,157	26%	$292	0.5x	3.4x	742	64%	10.42%	- BPL-Bridge securitization execution remains attractive in Q4 2024 amidst strong investor appetite, resulting in a robust and competitive landscape for BPL-Bridge trading. NYMT continues to seek opportunities to increase acquisitions within this sector.
BPL-Rental	• DSCR	10%	$601	10%	$109	2.6x	4.6x	744	72%	6.70%	- NYMT successfully closed its second INV securitization in Q4 2024. With securitization spreads at attractive levels, NYMT aims to expand its acquisition program by enabling rate locking, allowing it to source loans at competitive prices.
Performing Loan	• S&D • Other	9%	$549	8%	$93	0.5x	5.1x	740	59%	4.15%	- NYMT continues to deploy capital selectively in this competitive space, focusing on high coupon loans purchased at discount prices.
RPL	• Seasoned re-performing and non-performing mortgage loans	7%	$461	8%	$86	0.0x	4.8x	637	54%	5.16%	- Limited availability of new RPLs continues to keep spreads tight. Enhanced liquidity and reduced credit risks in our portfolio are supported by embedded downside protection through lower LTVs. NYMT has not recently expanded its RPL portfolio.
Agency RMBS	• Agency	49%	$2,968	30%	$336	7.8x	7.8x	732	84%	5.80%	- Current coupon Agency RMBS spreads ended the third quarter tighter than their Q2 2024 terminal levels as interest rates fell dramatically and the treasury curve steepened, dis-inverting the 2yr-10yr spread for the first time since 2022. - NYMT continues to seek opportunities to add within this sector, targeting opportunities with attractive convexity profiles while maintaining a moderately underhedged bias on the portfolio.
Non-Agency RMBS	• Non-Agency (includes Consolidated SLST securities - $157)	4%	$226	11%	$118	0.5x	1.1x	605	76%	4.67%	- Yields on credit assets tightened in Q3 2024 as interest rates fell and credit spreads remained stable to moderately tighter. NYMT is monitoring the non-Agency RMBS market for opportunities to invest in securities exhibiting strong risk-adjusted return profiles.
SFR	• Single-family rental properties	2%	$145	7%	$79	0.9x	0.9x	N/A	N/A	N/A	- Home price trends have generally been positive due to low supply of homes in the market and reduction in the 30yr mortgage rate. NYMT has not recently made additions to its SFR portfolio and continues to trim the portfolio in non-core markets.

See Glossary and End Notes in the Appendix.

NYMT

21

See Glossary and End Notes in the Appendix.22 Multi-Family Asset Class-Mezzanine Lending and Cross-Collateralized Mezzanine Lending 1. The Avg. Coupon for Cross-Collateralized Mezzanine Lending relates to the preferred equity investment. Senior Debt NYMT Mezzanine Lending Common Equity Multi-Family Property NYMT Mezzanine Lending Characteristics Mezzanine Lending Cross-Collateralized Mezzanine Lending Asset Value ($MM) $203 $138 Asset Count 20 12 Avg. Adjusted LTV 82% 82% Defaulted 1 0 Restructured or Extended 2 0 Avg. Coupon 13% 11% (1) Avg. Historical Annualized Payoff/Repayment Rate 26% 9% Senior Debt Characteristics Mezzanine Lending Cross-Collateralized Mezzanine Lending Fixed Rate 24% 99% Hedged Floating Rate 55% 1% Unhedged Floating Rate 21% — Total 100% 100% Avg. Effective Coupon 5.91% 4.19%

Multi-Family

Portfolio Overview

Dollar amounts in millions

Total Investment Portfolio 5% | **Total Capital 22%**

Strategy	Sub-Sector	Asset Value		Capital (1)		Characteristics			Current Environment
		%	$	%	$	Avg. DSCR	Avg. Adjusted LTV (2)	Avg. Coupon (3)	
Mezzanine Lending & Cross-Collateralized Mezzanine Lending	Preferred equity and mezzanine direct originations	95%	$341	94%	$292	1.33x	82%	12.09%	- As the primary lender in the multi-family market, Agency volume remains elevated. Opportunities for mezzanine gap financing are heightened. Acquisition financing has picked up as buyer appetite has increased with rates and spreads coming in. - NYMT is focused on recapitalizing multi-family Mezzanine Lending opportunities through a third-party joint venture that is anticipated to generate additional fee revenue.
Joint Venture Equity	Equity ownership of individual multi-family properties alongside an operating partner	5%	$19	6%	$19	N/A	N/A	N/A	- Currently there is a lack of institutional joint venture equity available, further pushing institutional equity towards mezzanine lending. - NYMT continues to wind down strategy.

1. Capital for Cross-Collateralized Mezzanine Lending includes Asset Value less the cumulative adjustment of redeemable non-controlling interest to estimated redemption value.
2. Avg. Adjusted LTV represents the weighted average combined LTV, inclusive of the estimated capital expenditure budget at origination, of the underlying properties.
3. The Avg. Coupon for Cross-Collateralized Mezzanine Lending relates to the preferred equity investment.

23 *See Glossary and End Notes in the Appendix.*

NYMT

2024 Focus Utilize a Strong and Flexible Balance Sheet to Capture Long-Term Value: • Increased exposure to principal-protected, highly liquid assets to offset credit portfolio run- off • Portfolio construction to swiftly mobilize capital for higher return opportunities in sector dislocations. • Unlock value through the strength of our asset management platform. Throughout the year, the Company has focused on portfolio rotation to increase earnings while also maintaining a high level of liquidity. We believe this effort will create certain advantages to grow portfolio earnings in 2025. 24

Quarterly Financial Information 25

Financial Results Third Quarter Profit & Loss Dollar amounts in millions, except per share data Description Amount EPS Contribution Interest income $ 108.4 $ 1.20 Interest expense (88.1) (0.97) Net Interest Income $ 20.2 $ 0.22 Income from real estate 31.9 0.35 Expenses related to real estate (39.4) (0.43) Net Loss from Real Estate $ (7.5) $ (0.08) Realized losses (1.4) (0.02) Unrealized gains 96.9 1.07 Losses on derivative investments (60.6) (0.67) Preferred return on mezzanine lending 3.4 0.04 Impairment of real estate (7.8) (0.09) Other income 22.4 0.25 Other Income $ 52.9 $ 0.58 Total Net Interest Income, Net Loss from Real Estate & Other Income $ 65.6 $ 0.72 General & administrative expenses (11.9) (0.13) Portfolio operating expenses (8.5) (0.09) Debt issuance costs (2.4) (0.03) Total Expenses $ (22.8) $ (0.25) Add Back: Net loss attributable to non-controlling interest 2.4 0.03 Income tax expense (2.3) (0.03) Preferred stock dividends (10.4) (0.12) Net Income Attributable to Common Stockholders $ 32.4 $ 0.36 Add Back: Depreciation expense on operating real estate 2.5 0.03 Undepreciated Earnings* $ 34.9 $ 0.39 See Glossary and End Notes in the Appendix. Note: Numbers may not foot due to rounding. *Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix. 26

Yields By Strategy

Quarter over Quarter Comparison

Net Interest Spread* (3Q'24 vs 2Q'24)
Yield on average interest earning assets increased by 23bps, primarily due to an increase in the average coupon rate of business purpose loans acquired during the quarter. This increase was offset by an increase in average financing cost of 24bps, primarily due to an interest rate step-up on a residential loan securitization during the quarter.

Dollar Amounts in Thousands	3Q'24	2Q'24	1Q'24	4Q'23	3Q'23
Single-Family					
Avg. Interest Earning Assets	$ 5,841,444	$ 5,103,593	$ 4,798,871	$ 4,569,863	$ 3,801,646
Avg. Interest Bearing Liabilities	$ 4,976,522	$ 4,226,917	$ 3,895,156	$ 3,526,749	$ 2,764,496
Yield on Avg. Interest Earning Assets*	6.66 %	6.37 %	6.29 %	6.11 %	5.83 %
Average Financing Cost*	(5.30) %	(5.05) %	(5.03) %	(5.12) %	(5.04) %
Single-Family Net Interest Spread*	**1.36 %**	**1.32 %**	**1.26 %**	**0.99 %**	**0.79 %**
Multi-Family					
Avg. Interest Earning Assets	$ 91,164	$ 96,373	$ 95,382	$ 99,509	$ 127,909
Avg. Interest Bearing Liabilities	$ –	$ –	$ –	$ –	$ –
Yield on Avg. Interest Earning Assets*	11.84 %	11.30 %	11.18 %	10.65 %	11.94 %
Average Financing Cost*	– %	– %	– %	– %	– %
Multi-Family Net Interest Spread*	**11.84 %**	**11.30 %**	**11.18 %**	**10.65 %**	**11.94 %**
Corporate/Other					
Avg. Interest Earning Assets	$ 103,275	$ 1,000	$ 1,000	$ 1,000	$ 1,000
Avg. Interest Bearing Liabilities	$ 379,590	$ 220,697	$ 219,298	$ 219,739	$ 221,534
Yield on Avg. Interest Earning Assets*	4.08 %	– %	– %	– %	– %
Average Financing Cost*	(6.29) %	(6.63) %	(5.75) %	(6.34) %	(6.15) %
Corporate/Other Net Interest Spread*	**(2.21)%**	**(6.63)%**	**(5.75)%**	**(6.34)%**	**(6.15)%**
Total					
Avg. Interest Earning Assets	$ 6,035,883	$ 5,200,966	$ 4,895,253	$ 4,670,372	$ 3,930,555
Avg. Interest Bearing Liabilities	$ 5,356,112	$ 4,447,614	$ 4,114,454	$ 3,746,488	$ 2,986,030
Yield on Avg. Interest Earning Assets*	6.69 %	6.46 %	6.38 %	6.21 %	6.03 %
Average Financing Cost*	(5.37) %	(5.13) %	(5.07) %	(5.19) %	(5.13) %
Net Interest Spread*	**1.32 %**	**1.33 %**	**1.31 %**	**1.02 %**	**0.90 %**

See Glossary and End Notes in the Appendix.
**Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix.*

27

Adjusted Net Interest Income*

Quarter over Quarter Comparison

Adjusted Net Interest Income* (3Q'24 vs 2Q'24)
Increase in Adjusted Net Interest Income primarily attributable to increased investment in Agency RMBS and business purpose loans in the third quarter.

Adjusted Interest Income & Adjusted Interest Expense Breakout by Investment Category

Dollar Amounts in Thousands		3Q'24		2Q'24		1Q'24		4Q'23		3Q'23
Single-Family										
Adjusted Interest Income*	$	97,233	$	81,315	$	75,426	$	69,851	$	55,389
Adjusted Interest Expense*		(66,297)		(53,051)		(48,762)		(45,518)		(35,150)
Single-Family Adjusted Net Interest Income*	**$**	**30,936**	**$**	**28,264**	**$**	**26,664**	**$**	**24,333**	**$**	**20,239**
Multi-Family										
Interest Income	$	2,699	$	2,708	$	2,665	$	2,670	$	3,849
Interest Expense		–		–		–		–		–
Multi-Family Net Interest Income	**$**	**2,699**	**$**	**2,708**	**$**	**2,665**	**$**	**2,670**	**$**	**3,849**
Corporate/Other										
Interest Income	$	1,054	$	–	$	–	$	–	$	–
Adjusted Interest Expense*		(5,999)		(3,638)		(3,134)		(3,512)		(3,433)
Corporate/Other Adjusted Net Interest Income (Loss)*	**$**	**(4,945)**	**$**	**(3,638)**	**$**	**(3,134)**	**$**	**(3,512)**	**$**	**(3,433)**
Total Adjusted Interest Income*	$	100,986	$	84,023	$	78,091	$	72,521	$	59,238
Total Adjusted Interest Expense*		(72,296)		(56,689)		(51,896)		(49,030)		(38,583)
Total Adjusted Net Interest Income*	**$**	**28,690**	**$**	**27,334**	**$**	**26,195**	**$**	**23,491**	**$**	**20,655**

See Glossary and End Notes in the Appendix.
**Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix.*

28

Net Loss from Real Estate Quarter over Quarter Comparison Net Loss from Real Estate (3Q’24 vs 2Q’24) Decrease in net loss from real estate during the quarter primarily due to sales of underlying properties or membership interests in, and de- consolidation of, six multi-family joint venture equity investments during the quarter. 1. See Slide 42 for amounts of depreciation expense and amortization of lease intangibles related to operating real estate attributable to the Company. See Glossary and End Notes in the Appendix. Dollar Amounts in Thousands 3Q'24 2Q'24 1Q'24 4Q'23 3Q'23 Income from real estate $ 31,903 $ 36,466 $ 38,076 $ 42,861 $ 42,391 Expenses related to real estate: Interest expense, mortgages payable on real estate (12,676) (16,551) (20,769) (22,063) (21,604) Depreciation expense on operating real estate (1) (8,131) (11,284) (11,149) (6,249) (6,204) Amortization of lease intangibles related to operating real estate (1) — (951) (1,427) — — Other real estate expenses (18,591) (20,786) (21,100) (21,356) (22,371) Total expenses related to real estate $ (39,398) $ (49,572) $ (54,445) $ (49,668) $ (50,179) Net Loss from Real Estate $ (7,495) $ (13,106) $ (16,369) $ (6,807) $ (7,788) 29

Other Income (Loss)

Quarter over Quarter Comparison

Realized Losses, Net (3Q'24 vs 2Q'24)
Net realized losses on residential loans and real estate owned in the third quarter is primarily related to losses incurred on foreclosed properties due to lower valuations, partially offset by net realized gain recognized on the sale of certain residential loans during the period.

Dollar Amounts in Thousands		3Q'24	2Q'24	1Q'24	4Q'23	3Q'23
Residential loans and real estate owned	$	(958) $	(7,369) $	(10,164) $	(12,888) $	(1,638)
Investment securities		(422)	(122)	(369)	(11,951)	(2,041)
Total Realized Losses, net	**$**	**(1,380) $**	**(7,491) $**	**(10,533) $**	**(24,839) $**	**(3,679)**

Unrealized Gains (Losses), Net (3Q'24 vs 2Q'24)
Unrealized gains recognized in the third quarter can be attributed to decreases in interest rates, which primarily impacted the fair value of our Agency RMBS, residential loan portfolio and Consolidated SLST investments. Unrealized gains on these assets were partially offset by unrealized losses recognized on CDOs at fair value as a result of the decrease in interest rates.

Dollar Amounts in Thousands		3Q'24	2Q'24	1Q'24	4Q'23	3Q'23
Residential loans	$	52,165 $	(2,268) $	(2,968) $	68,931 $	(21,418)
Consolidated SLST		6,753	542	(36)	9,338	(9,325)
CDOs at fair value		(19,533)	(136)	1,637	–	–
Corporate debt at fair value		(900)	–	–	–	–
Preferred equity and mezzanine loan investments		213	(16)	(4,777)	131	(17)
Investment securities		58,251	(14,634)	(33,246)	74,534	(30,535)
Total Unrealized Gains (Losses), net	**$**	**96,949 $**	**(16,512) $**	**(39,390) $**	**152,934 $**	**(61,295)**

See Glossary and End Notes in the Appendix.

30

NYMT

Other Income (Loss)

Quarter over Quarter Comparison

(Losses) Gains on Derivative Instruments, Net (3Q'24 vs 2Q'24)
Net losses on derivative investments in the third quarter primarily related to:
- Unrealized losses on interest rate swaps as a result of a decrease in interest rates
- Realized losses on the settlement of U.S. Treasury futures and interest rate swaps

Dollar Amounts in Thousands		3Q'24	2Q'24	1Q'24	4Q'23	3Q'23
Unrealized (losses) gains on derivative instruments	$	(56,282) $	5,509 $	45,034 $	(63,927) $	20,555
Realized (losses) gains on derivative instruments		(4,358)	9,962	4,177	(655)	438
Total (Losses) Gains on Derivative Instruments, net	**$**	**(60,640) $**	**15,471 $**	**49,211 $**	**(64,582) $**	**20,993**

Income (Loss) from Equity Investments (3Q'24 vs 2Q'24)
Income from equity investments in the third quarter primarily related to:
- Unrealized gain recognized on an equity investment in an entity that originates residential loans due to an increase in fair value
- Unrealized losses recognized on a preferred equity investment accounted for as equity due to a decrease in fair value, partially offset by preferred return recognized on our preferred equity investments

Dollar Amounts in Thousands		3Q'24	2Q'24	1Q'24	4Q'23	3Q'23
Preferred return on preferred equity investments accounted for as equity	$	3,401 $	3,522 $	3,517 $	4,485 $	4,484
Unrealized (losses) gains, net on preferred equity investments accounted for as equity		(4,537)	(778)	86	317	194
(Loss) income from unconsolidated joint venture equity investments in multi-family properties		(421)	(15)	(4,050)	647	(2,622)
Income (loss) from entities that originate residential loans		7,611	3,379	(1,689)	3,113	–
Total Income (Loss) from Equity Investments	**$**	**6,054 $**	**6,108 $**	**(2,136) $**	**8,562 $**	**2,056**

See Glossary and End Notes in the Appendix.

NYMT
31

Other Income (Loss)

Quarter over Quarter Comparison

Impairment of Real Estate (3Q'24 vs 2Q'24)
Impairment losses recognized as a result of a decrease in the fair value of real estate due to lower valuations.

Dollar Amounts in Thousands	3Q'24	2Q'24	1Q'24	4Q'23	3Q'23
Impairment of Real Estate	**$ (7,823)**	**$ (4,071)**	**$ (36,247)**	**$ (18,252)**	**$ (44,157)**

Loss on Reclassification of Disposal Group

Dollar Amounts in Thousands	3Q'24	2Q'24	1Q'24	4Q'23	3Q'23
Loss on Reclassification of Disposal Group	**$ –**	**$ –**	**$ (14,636)**	**$ (16,163)**	**$ –**

Other Income (Loss) (3Q'24 vs 2Q'24)
The increase in other income in the third quarter is primarily related to:
- Net gains recognized on the sale of two underlying apartment communities in consolidated joint venture equity investments
- Gain on de-consolidation as a result of the sale of our membership interests in four consolidated joint venture equity investments

Dollar Amounts in Thousands	3Q'24	2Q'24	1Q'24	4Q'23	3Q'23
Gain on sale of real estate	$ 17,903	$ 127	$ 134	$ 2,884	$ –
Gain on de-consolidation of joint venture equity investment in Consolidated VIEs	3,393	261	50	–	–
Preferred equity and mezzanine loan premiums resulting from early redemption	28	–	98	76	128
Loss on extinguishment of collateralized debt obligations and mortgages payable on real estate	(1,699)	–	(692)	(103)	–
Provision for uncollectible accounts receivable	–	–	(3,207)	–	–
Miscellaneous income	90	27	25	168	11
Total Other Income (Loss)	**$ 19,715**	**$ 415**	**$ (3,592)**	**$ 3,025**	**$ 139**

See Glossary and End Notes in the Appendix.

32

Expense Analysis

Quarter over Quarter Comparison

General and Administrative Expenses

Dollar Amounts in Thousands		3Q'24		2Q'24		1Q'24		4Q'23		3Q'23
Salaries, benefits and directors' compensation	$	8,736	$	8,331	$	9,273	$	8,773	$	8,649
Other general and administrative expenses		3,205		3,317		3,781		2,968		3,177
Total General and Administrative Expenses	**$**	**11,941**	**$**	**11,648**	**$**	**13,054**	**$**	**11,741**	**$**	**11,826**

Portfolio Operating Expenses (3Q'24 vs 2Q'24)
Portfolio operating expenses increased in the third quarter due to growth of the portfolio and increased expenses related to asset management of our BPL-Bridge portfolio.

Dollar Amounts in Thousands		3Q'24		2Q'24		1Q'24		4Q'23		3Q'23
Portfolio Operating Expenses	**$**	**8,531**	**$**	**7,399**	**$**	**7,742**	**$**	**6,072**	**$**	**5,161**

Debt Issuance Costs (3Q'24 vs 2Q'24)
Debt issuance costs recorded in the third quarter were related to the issuance of residential loan securitization and non-Agency RMBS re-securitization CDOs for which costs were expensed as incurred as a result of the fair value option election.

Dollar Amounts in Thousands		3Q'24		2Q'24		1Q'24		4Q'23		3Q'23
Securitization transaction costs	$	2,354	$	2,072	$	3,545	$	–	$	–
Corporate debt transaction costs		–		2,480		–		–		–
Total Debt Issuance Costs	**$**	**2,354**	**$**	**4,552**	**$**	**3,545**	**$**	**–**	**$**	**–**

See Glossary and End Notes in the Appendix.

NYMT
33

Other Comprehensive Income (Loss) Dollar Amounts in Thousands 3Q'24 2Q'24 1Q'24 4Q'23 3Q'23 Net Income (Loss) Attributable to Company's Common Stockholders $ 32,410 $ (26,028) $ (68,340) $ 31,465 $ (94,819) Other Comprehensive Income (Loss): Increase (decrease) in fair value of investment securities available for sale — — — 1 (65) Reclassification adjustment for net loss included in net income (loss) — — 4 1,822 — Total Other Comprehensive Income (Loss) — — 4 1,823 (65) Comprehensive Income (Loss) Attributable to Company's Common Stockholders $ 32,410 $ (26,028) $ (68,336) $ 33,288 $ (94,884) See Glossary and End Notes in the Appendix. 34

Book Value Changes in Book Value The following table analyzes the changes in GAAP Book Value and Adjusted Book Value* of our common stock for the quarter ended September 30, 2024. Amounts in Thousands, except per share Amount Shares Per Share Beginning Balance, GAAP Book Value $ 877,800 90,592 $ 9.69 Common stock issuance, net (2) 2,435 (13) Balance after share activity 880,235 90,579 9.72 Adjustment of redeemable non-controlling interest to estimated redemption value (4,230) (0.05) Dividends and dividend equivalents declared (18,378) (0.20) Net income attributable to Company's common stockholders 32,410 0.36 Ending Balance, GAAP Book Value $ 890,037 90,579 $ 9.83 Add: Cumulative depreciation expense on real estate (1) 19,180 0.21 Cumulative amortization of lease intangibles related to real estate (1) 4,903 0.05 Cumulative adjustment of redeemable non-controlling interest to estimated redemption value 48,282 0.54 Adjustment of amortized cost liabilities to fair value 21,961 0.24 Ending Balance, Adjusted Book Value* $ 984,363 90,579 $ 10.87 Quarter Ended September 30, 2024 1. Represents cumulative adjustments for the Company's share of depreciation expense and amortization of lease intangibles related to real estate held as of the end of the period presented for which an impairment has not been recognized. 2. Includes amortization of stock based compensation. See Glossary and End Notes in the Appendix. *Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix. 35

Annual and Quarterly Returns

Economic/Total Rate

Economic Return:
Change in book value per share for the period + dividend per share declared for the period, divided by the beginning period book value per share.

Economic Return on Adjusted Book Value:*
Change in Adjusted Book Value per share for the period + dividend per share declared for the period, divided by the beginning period Adjusted Book Value per share.

	3Q'24	2Q'24	1Q'24	2023	2022	2021
Book Value per share						
Beginning	$ 9.69	$ 10.21	$ 11.31	$ 13.27	$ 18.81	$ 18.84
Ending	$ 9.83	$ 9.69	$ 10.21	$ 11.31	$ 13.27	$ 18.81
Change in Book Value per share	**$ 0.14**	**$ (0.52)**	**$ (1.10)**	**$ (1.96)**	**$ (5.54)**	**$ (0.03)**
Dividends						
Q1			$ 0.20	$ 0.40	$ 0.40	$ 0.40
Q2		$ 0.20		0.30	0.40	0.40
Q3	$ 0.20			0.30	0.40	0.40
Q4				0.20	0.40	0.40
Total	**$ 0.20**	**$ 0.20**	**$ 0.20**	**$ 1.20**	**$ 1.60**	**$ 1.60**
Economic Return	**3.5 %**	**(3.1)%**	**(8.0)%**	**(5.7)%**	**(20.9)%**	**8.3 %**
Adjusted Book Value per share*						
Beginning	$ 11.02	$ 11.51	$ 12.66	$ 15.89	$ 18.89	$ 18.82
Ending	$ 10.87	$ 11.02	$ 11.51	$ 12.66	$ 15.89	$ 18.89
Change in Adjusted Book Value per share	**$ (0.15)**	**$ (0.49)**	**$ (1.15)**	**$ (3.23)**	**$ (3.00)**	**$ 0.07**
Economic Return on Adjusted Book Value*	**0.5 %**	**(2.5)%**	**(7.5)%**	**(12.8)%**	**(7.4)%**	**8.7 %**

Total Rate of Return:
Change in stock price for the period + dividend per share declared for the period, divided by the beginning period stock price.

	3Q'24	2Q'24	1Q'24	2023	2022	2021
Stock Price						
Beginning	$ 5.84	$ 7.20	$ 8.53	$ 10.24	$ 14.88	$ 14.76
Ending	$ 6.33	$ 5.84	$ 7.20	$ 8.53	$ 10.24	$ 14.88
Change in Stock Price	**$ 0.49**	**$ (1.36)**	**$ (1.33)**	**$ (1.71)**	**$ (4.64)**	**$ 0.12**
Total Rate of Return	**11.8 %**	**(16.1)%**	**(13.2)%**	**(5.0)%**	**(20.4)%**	**11.7 %**

See Glossary and End Notes in the Appendix.
**Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix.*

36

NYMT

Appendix 37

Non-GAAP Financial Measures Adjusted Net Interest Income and Net Interest Spread In addition to the results presented in accordance with GAAP, this supplemental presentation includes certain non-GAAP financial measures, including adjusted interest income, adjusted interest expense, adjusted net interest income (loss), yield on average interest earning assets, average financing cost, net interest spread, undepreciated earnings (loss) and adjusted book value per common share. Our management team believes that these non-GAAP financial measures, when considered with our GAAP financial statements, provide supplemental information useful for investors as it enables them to evaluate our current performance and trends using the metrics that management uses to operate our business. Our presentation of non-GAAP financial measures may not be comparable to similarly-titled measures of other companies, who may use different calculations. Because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. Our GAAP financial results and the reconciliations of the non-GAAP financial measures included in this supplemental presentation to the most directly comparable financial measures prepared in accordance with GAAP should be carefully evaluated. Financial results for the Company during a given period include the net interest income earned on our investment portfolio of residential loans, investment securities and preferred equity investments and mezzanine loans, where the risks and payment characteristics are equivalent to and accounted for as loans (collectively, our “interest earning assets”). Adjusted net interest income (loss) and net interest spread (both supplemental non-GAAP financial measures) are impacted by factors such as our cost of financing, including our hedging costs, and the interest rate that our investments bear. Furthermore, the amount of premium or discount paid on purchased investments and the prepayment rates on investments will impact adjusted net interest income (loss) as such factors will be amortized over the expected term of such investments. We provide the following non-GAAP financial measures, in total and by investment category, for the respective periods: • Adjusted Interest Income – calculated as our GAAP interest income reduced by the interest expense recognized on Consolidated SLST CDOs, • Adjusted Interest Expense – calculated as our GAAP interest expense reduced by the interest expense recognized on Consolidated SLST CDOs and adjusted to include the net interest component of interest rate swaps, • Adjusted Net Interest Income (Loss) – calculated by subtracting Adjusted Interest Expense from Adjusted Interest Income, • Yield on Average Interest Earning Assets – calculated as the quotient of our Adjusted Interest Income and our average interest earning assets and excludes all Consolidated SLST assets other than those securities owned by the Company, • Average Financing Cost – calculated as the quotient of our Adjusted Interest Expense and the average outstanding balance of our interest bearing liabilities, excluding Consolidated SLST CDOs and mortgages payable on real estate, and • Net Interest Spread – calculated as the difference between our Yield on Average Interest Earning Assets and our Average Financing Cost. These measures remove the impact of Consolidated SLST that we consolidate in accordance with GAAP and include the net interest component of interest rate swaps utilized to hedge the variable cash flows associated with our variable-rate borrowings, which is included in (losses) gains on derivative instruments, net in the Company's condensed consolidated statements of operations. With respect to Consolidated SLST, we only include the interest income earned by the Consolidated SLST securities that are actually owned by the Company as the Company only receives income or absorbs losses related to the Consolidated SLST securities actually owned by the Company. We include the net interest component of interest rate swaps in these measures to more fully represent the cost of our financing strategy. We provide the non-GAAP financial measures listed above because we believe these non-GAAP financial measures provide investors and management with additional detail and enhance their understanding of our interest earning asset yields, in total and by investment category, relative to the cost of our financing and the underlying trends within our portfolio of interest earning assets. In addition to the foregoing, our management team uses these measures to assess, among other things, the performance of our interest earning assets in total and by asset, possible cash flows from our interest earning assets in total and by asset, our ability to finance or borrow against the asset and the terms of such financing and the composition of our portfolio of interest earning assets, including acquisition and disposition determinations. The following slides present reconciliations of GAAP interest income to Adjusted Interest Income, GAAP interest expense to Adjusted Interest Expense and GAAP net interest income (loss) to Adjusted Net Interest Income (Loss) for our single-family and corporate/other portfolios and the Company for the periods indicated. See Glossary and End Notes in the Appendix. 38

Non-GAAP Financial Measures Reconciliation of Single-Family Adjusted Net Interest Income Dollar Amounts in Thousands 3Q'24 2Q'24 1Q'24 4Q'23 3Q'23 Single-Family GAAP interest income $ 104,608 $ 88,067 $ 81,227 $ 76,119 $ 61,346 GAAP interest expense (81,214) (67,434) (61,740) (57,489) (44,101) GAAP total net interest income $ 23,394 $ 20,633 $ 19,487 $ 18,630 $ 17,245 GAAP interest income $ 104,608 $ 88,067 $ 81,227 $ 76,119 $ 61,346 Adjusted for: Consolidated SLST CDO interest expense (7,375) (6,752) (5,801) (6,268) (5,957) Adjusted Interest Income $ 97,233 $ 81,315 $ 75,426 $ 69,851 $ 55,389 GAAP interest expense $ (81,214) $ (67,434) $ (61,740) $ (57,489) $ (44,101) Adjusted for: Consolidated SLST CDO interest expense 7,375 6,752 5,801 6,268 5,957 Net interest benefit of interest rate swaps 7,542 7,631 7,177 5,703 2,994 Adjusted Interest Expense $ (66,297) $ (53,051) $ (48,762) $ (45,518) $ (35,150) Adjusted Net Interest Income (1) $ 30,936 $ 28,264 $ 26,664 $ 24,333 $ 20,239 1. Adjusted Net Interest Income is calculated by subtracting Adjusted Interest Expense from Adjusted Interest Income. See Glossary and End Notes in the Appendix. 39

Non-GAAP Financial Measures Reconciliation of Corporate/Other Adjusted Net Interest Loss Dollar Amounts in Thousands 3Q'24 2Q'24 1Q'24 4Q'23 3Q'23 Corporate/Other GAAP interest income $ 1,054 $ — $ — $ — $ — GAAP interest expense (6,910) (4,297) (4,289) (4,500) (4,305) GAAP total net interest loss $ (5,856) $ (4,297) $ (4,289) $ (4,500) $ (4,305) GAAP interest expense $ (6,910) $ (4,297) $ (4,289) $ (4,500) $ (4,305) Adjusted for: Net interest benefit of interest rate swaps 911 659 1,155 988 872 Adjusted Interest Expense $ (5,999) $ (3,638) $ (3,134) $ (3,512) $ (3,433) Adjusted Net Interest Loss (1) $ (4,945) $ (3,638) $ (3,134) $ (3,512) $ (3,433) 1. Adjusted Net Interest Loss is calculated by subtracting Adjusted Interest Expense from GAAP Interest Income. See Glossary and End Notes in the Appendix. 40

Non-GAAP Financial Measures Reconciliation of Total Adjusted Net Interest Income 1. Adjusted Net Interest Income is calculated by subtracting Adjusted Interest Expense from Adjusted Interest Income. Dollar Amounts in Thousands 3Q'24 2Q'24 1Q'24 4Q'23 3Q'23 GAAP interest income $ 108,361 $ 90,775 $ 83,892 $ 78,789 $ 65,195 GAAP interest expense (88,124) (71,731) (66,029) (61,989) (48,406) GAAP total net interest income $ 20,237 $ 19,044 $ 17,863 $ 16,800 $ 16,789 GAAP interest income $ 108,361 $ 90,775 $ 83,892 $ 78,789 $ 65,195 Adjusted for: Consolidated SLST CDO interest expense (7,375) (6,752) (5,801) (6,268) (5,957) Adjusted Interest Income $ 100,986 $ 84,023 $ 78,091 $ 72,521 $ 59,238 GAAP interest expense $ (88,124) $ (71,731) $ (66,029) $ (61,989) $ (48,406) Adjusted for: Consolidated SLST CDO interest expense 7,375 6,752 5,801 6,268 5,957 Net interest benefit of interest rate swaps 8,453 8,290 8,332 6,691 3,866 Adjusted Interest Expense $ (72,296) $ (56,689) $ (51,896) $ (49,030) $ (38,583) Adjusted Net Interest Income (1) $ 28,690 $ 27,334 $ 26,195 $ 23,491 $ 20,655 See Glossary and End Notes in the Appendix. 41

Non-GAAP Financial Measures Undepreciated Earnings (Loss) Undepreciated Earnings (Loss) is a supplemental non-GAAP financial measure defined as GAAP net income (loss) attributable to Company's common stockholders excluding the Company's share in depreciation expense and lease intangible amortization expense, if any, related to operating real estate, net, for which an impairment has not been recognized. By excluding these non-cash adjustments from our operating results, we believe that the presentation of Undepreciated Earnings (Loss) provides a consistent measure of our operating performance and useful information to investors to evaluate the effective net return on our portfolio. In addition, we believe that presenting Undepreciated Earnings (Loss) enables our investors to measure, evaluate, and compare our operating performance to that of our peers. A reconciliation of net income (loss) attributable to Company's common stockholders to Undepreciated Earnings (Loss) for the periods indicated is presented below: Dollar Amounts in Thousands (except per share data) 3Q'24 2Q'24 1Q'24 4Q'23 3Q'23 Net income (loss) attributable to Company's common stockholders $ 32,410 $ (26,028) $ (68,340) $ 31,465 $ (94,819) Add: Depreciation expense on operating real estate 2,531 3,698 6,326 2,232 2,182 Undepreciated Earnings (Loss) $ 34,941 $ (22,330) $ (62,014) $ 33,697 $ (92,637) Weighted average shares outstanding - basic 90,582 90,989 91,117 90,683 90,984 Undepreciated Earnings (Loss) per common share $ 0.39 $ (0.25) $ (0.68) $ 0.37 $ (1.02) See Glossary and End Notes in the Appendix. 42

Non-GAAP Financial Measures Adjusted Book Value Per Common Share Adjusted book value per common share is a supplemental non-GAAP financial measure calculated by making the following adjustments to GAAP book value: (i) exclude the Company's share of cumulative depreciation and lease intangible amortization expenses related to real estate held at the end of the period for which an impairment has not been recognized, (ii) exclude the cumulative adjustment of redeemable non-controlling interests to estimated redemption value and (iii) adjust our amortized cost liabilities that finance our investment portfolio to fair value. Our rental property portfolio includes fee simple interests in single-family rental homes and joint venture equity interests in multi-family properties owned by Consolidated Real Estate VIEs. By excluding our share of cumulative non-cash depreciation and amortization expenses related to real estate held at the end of the period for which an impairment has not been recognized, adjusted book value reflects the value, at their undepreciated basis, of our single-family rental properties and joint venture equity investments that the Company has determined to be recoverable at the end of the period. Additionally, in connection with third party ownership of certain of the non-controlling interests in certain of the Consolidated Real Estate VIEs, we record redeemable non-controlling interests as mezzanine equity on our condensed consolidated balance sheets. The holders of the redeemable non-controlling interests may elect to sell their ownership interests to us at fair value once a year, subject to annual minimum and maximum amount limitations, resulting in an adjustment of the redeemable non-controlling interests to fair value that is accounted for by us as an equity transaction in accordance with GAAP. A key component of the estimation of fair value of the redeemable non-controlling interests is the estimated fair value of the multi-family apartment properties held by the applicable Consolidated Real Estate VIEs. However, because the corresponding real estate assets are not reported at fair value and thus not adjusted to reflect unrealized gains or losses in our condensed consolidated financial statements, the cumulative adjustment of the redeemable non-controlling interests to fair value directly affects our GAAP book value. By excluding the cumulative adjustment of redeemable non-controlling interests to estimated redemption value, Adjusted Book Value more closely aligns the accounting treatment applied to these real estate assets and reflects our joint venture equity investment at its undepreciated basis. The substantial majority of our remaining assets are financial or similar instruments that are carried at fair value in accordance with the fair value option in our condensed consolidated financial statements. However, unlike our use of the fair value option for the assets in our investment portfolio, certain CDOs issued by our residential loan securitizations, certain senior unsecured notes and subordinated debentures that finance our investment portfolio assets are carried at amortized cost in our condensed consolidated financial statements. By adjusting these financing instruments to fair value, Adjusted Book Value reflects the Company's net equity in investments on a comparable fair value basis. We believe that the presentation of Adjusted Book Value per common share provides a useful measure for investors and us as it provides a consistent measure of our value, allows management to effectively consider our financial position and facilitates the comparison of our financial performance to that of our peers. The following slide presents a reconciliation of GAAP book value to Adjusted Book Value and calculation of Adjusted Book Value per common share as of the dates indicated. See Glossary and End Notes in the Appendix. 43

Non-GAAP Financial Measures

Reconciliation of Adjusted Book Value Per Common Share

Dollar Amounts in Thousands (except per share data)		3Q'24		2Q'24		1Q'24		4Q'23		3Q'23
Company's stockholders' equity	$	1,444,147	$	1,431,910	$	1,485,256	$	1,579,612	$	1,575,228
Preferred stock liquidation preference		(554,110)		(554,110)		(554,110)		(554,110)		(554,110)
GAAP Book Value		890,037		877,800		931,146		1,025,502		1,021,118
Add:										
Cumulative depreciation expense on real estate [1]		19,180		21,692		24,451		21,801		21,817
Cumulative amortization of lease intangibles related to real estate [1]		4,903		11,078		13,000		14,897		21,356
Cumulative adjustment of redeemable non-controlling interest to estimated redemption value		48,282		44,053		36,489		30,062		17,043
Adjustment of amortized cost liabilities to fair value		21,961		43,475		44,590		55,271		90,929
Adjusted Book Value	**$**	**984,363**	**$**	**998,098**	**$**	**1,049,676**	**$**	**1,147,533**	**$**	**1,172,263**
Common shares outstanding		90,579		90,592		91,231		90,675		90,684
GAAP book value per common share	$	9.83	$	9.69	$	10.21	$	11.31	$	11.26
Adjusted Book Value per Common Share	**$**	**10.87**	**$**	**11.02**	**$**	**11.51**	**$**	**12.66**	**$**	**12.93**

1. Represents cumulative adjustments for the Company's share of depreciation expense and amortization of lease intangibles related to real estate held as of the end of the period presented for which an impairment has not been recognized.

See Glossary and End Notes in the Appendix.

NYMT

44

Glossary 45 The following defines certain of the commonly used terms in this presentation: "Adjusted Book Value" has the meaning set forth in Appendix - "Non-GAAP Financial Measures—Adjusted Book Value Per Common Share"; "Adjusted Interest Income" has the meaning set forth in Appendix - "Non-GAAP Financial Measures—Adjusted Net Interest Income and Net Interest Spread"; "Adjusted Interest Expense" has the meaning set forth in Appendix - "Non-GAAP Financial Measures—Adjusted Net Interest Income and Net Interest Spread"; "Adjusted Net Interest Income" has the meaning set forth in Appendix - "Non-GAAP Financial Measures—Adjusted Net Interest Income and Net Interest Spread"; "Agency" refers to CMBS or RMBS representing interests in or obligations backed by pools of mortgage loans issued and guaranteed by a government sponsored enterprise (“GSE”), such as the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”), or an agency of the U.S. government, such as the Government National Mortgage Association (“Ginnie Mae”); "ARMs" refers to adjustable-rate RMBS; "Average Financing Cost" has the meaning set forth in Appendix - "Non-GAAP Financial Measures—Adjusted Net Interest Income and Net Interest Spread"; "Average Interest Earning Assets" include residential loans, multi-family loans and investment securities and exclude all Consolidated SLST assets other than those securities owned by the Company. Average Interest Earning Assets is calculated based on the daily average amortized cost for the periods indicated; "Average Interest Bearing Liabilities" is calculated each quarter based on the daily average outstanding balance for the respective periods and include repurchase agreements, residential loan securitization and non-Agency RMBS re-securitization CDOs, senior unsecured notes and subordinated debentures and exclude Consolidated SLST CDOs and mortgages payable on real estate as the Company does not directly incur interest expense on these liabilities that are consolidated for GAAP purposes; "BPL" refers to business purpose loans; "BPL-Bridge" refers to short-term business purpose loans collateralized by residential properties made to investors who intend to rehabilitate and sell the residential property for a profit; "BPL-Rental" refers to business purpose loans which finance (or refinance) non-owner occupied residential properties that are rented to one or more tenants; "Capital Allocation" refers to the net capital allocated (see Appendix - "Capital Allocation"); "CDO" or "collateralized debt obligation" includes debt that permanently finances the residential loans held in Consolidated SLST, the Company's residential loans held in securitization trusts and a non-Agency RMBS re-securitization that we consolidate or consolidated in our financial statements in accordance with GAAP; "CMBS" refers to commercial mortgage-backed securities comprised of commercial mortgage pass-through securities issued by a GSE, as well as PO, IO or mezzanine securities that represent the right to a specific component of the cash flow from a pool of commercial mortgage loans; "Cross-Collateralized Mezzanine Lending" refers to our combined preferred equity and common equity investment in one joint venture entity that owns several multi- family properties; "Company Recourse Leverage Ratio" represents total outstanding recourse repurchase agreement financing plus subordinated debentures and senior unsecured notes divided by the Company's total stockholders' equity. Does not include non-recourse repurchase agreement financing, collateralized debt obligations and mortgages payable on real estate as they are non-recourse debt to the Company; "Consolidated Real Estate VIEs" refers to Consolidated VIEs that own multi-family properties; "Consolidated SLST" refers to Freddie Mac-sponsored residential mortgage loan securitizations, comprised of seasoned re-performing and non-performing residential mortgage loans, of which we own the first loss subordinated securities and certain IOs, that we consolidate in our financial statements in accordance with GAAP; "Consolidated SLST CDOs" refers to the debt that permanently finances the residential mortgage loans held in Consolidated SLST that we consolidate in our financial statements in accordance with GAAP; "Consolidated VIEs" refers to variable interest entities (“VIEs”) where the Company is the primary beneficiary, as it has both the power to direct the activities that most significantly impact the economic performance of the VIE and a right to receive benefits or absorb losses of the entity that could be potentially significant to the VIE and that the Company consolidates in its consolidated financial statements in accordance with GAAP; "Corporate Debt" refers to subordinated debentures and senior unsecured notes, collectively; "CRE" refers to commercial real estate; "DSCR" refers to debt service coverage ratio;

"Economic Return" is calculated based on the periodic change in GAAP book value per share plus dividends declared per common share during the respective period; "Economic Return on Adjusted Book Value" is calculated based on the periodic change in Adjusted Book Value per common share, a supplemental non-GAAP measure, plus dividends declared per common share during the respective periods; "IOs" refers collectively to interest only and inverse interest only mortgage-backed securities that represent the right to the interest component of the cash flow from a pool of mortgage loans; "JV" refers to joint venture; "LTARV" refers to loan-to-after repair value ratio; "LTC" refers to loan-to-cost ratio; "LTV" refers to loan-to-value ratio; "Market Capitalization" is the outstanding shares of common stock and preferred stock multiplied by closing common stock and preferred stock market prices as of the date indicated; "MBS" refers to mortgage-backed securities; "Mezzanine Lending" refers to the Company's preferred equity in, and mezzanine loans to, entities that have multi-family real estate assets; "MF" refers to multi-family; "MTM" refers to mark-to-market; "Net Capital" refers to the net carrying value of assets and liabilities related to a strategy; "Net Interest Spread" has the meaning set forth in Appendix - "Non-GAAP Financial Measures—Adjusted Net Interest Income and Net Interest Spread"; "non-Agency RMBS" refers to RMBS that are not guaranteed by any agency of the U.S. Government or GSE; "Portfolio Recourse Leverage Ratio" represents outstanding recourse repurchase agreement financing divided by the Company's total stockholders' equity; "Residential Credit" refers to the Company's investments in residential loans, single-family rental properties, non-Agency RMBS, CMBS, and Consolidated SLST securities; "RMBS" refers to residential mortgage-backed securities backed by adjustable-rate, hybrid adjustable-rate, or fixed-rate residential loans; "RPL" refers to pools of seasoned re-performing, non-performing and other delinquent mortgage loans secured by first liens on one- to four-family properties; "S&D" refers to scratch and dent mortgage loans secured by a mortgage lien on a one- to four- family residential property intended by the originator to conform with Fannie Mae, Freddie Mac or other conduit standards but did not meet the originally intended origination guidelines due to errors in relevant documentation, credit underwriting of the borrower, consumer disclosures or other applicable requirements; "SF" refers to single-family; "SFR" refers to single-family rental properties; "Specified Pools" includes the Company's Agency fixed rate RMBS and Agency ARMs; "Total Investment Portfolio" refers to the carrying value of investments actually owned by the Company (see Appendix – “Capital Allocation”); "Total Portfolio Leverage Ratio" represents outstanding repurchase agreement financing plus CDOs issued by the Company related to the strategy divided by the Net Capital allocated to the strategy; "Total Rate of Return" is calculated based on the change in price of the Company's common stock plus dividends declared per common share during the respective period; "Undepreciated Earnings (Loss)" has the meaning set forth in Appendix - "Non-GAAP Financial Measures—Undepreciated Earnings (Loss)"; "UPB" refers to unpaid principal balance; "WA" refers to weighted average; "WALA" refers to weighted average loan age; "WAR" refers to weighted average interest rate as of the end of the period; "Yield on Average Interest Earning Assets" has the meaning set forth in Appendix -"Non-GAAP Financial Measures—Adjusted Net Interest Income and Net Interest Spread"; and "ZV Spread" refers to zero-volatility spread. Glossary 46

End Notes Slide 1 − Image(s) used under license from PowerPoint Stock Images. Slide 3 − Image(s) used under license from PowerPoint Stock Images. Slide 4 − Image(s) used under license from PowerPoint Stock Images. Slide 5 − Image(s) used under license from PowerPoint Stock Images. Slide 6 − Refer to Appendix - "Capital Allocation" for a detailed breakout of Capital Allocation and Total Investment Portfolio. Agency RMBS with total net capital allocated of $336.1 million are included in Single-Family in the Appendix - "Capital Allocation" table. Slide 7 − Available cash as of September 30, 2024 is calculated as unrestricted cash of $195.1 million less $6.2 million of cash held by the Company's consolidated multi-family properties not in disposal group held for sale. − Effective cost represents the weighted average pricing yield of all sold tranches of the securitization at primary issuance weighted by the pricing value of each sold tranche, factoring in the modeling assumptions as described in the offering materials of such securitization. − Average coupon for Agency RMBS strategy represents the weighted average coupon rate of purchased Specified Pools and does not include purchased Agency IOs, if any. Slide 8 − "U.S. Unemployment Rate vs. Budget Deficit" data sourced from Bloomberg. − Drivers of U.S. Deficit data sourced from Congressional Budget Office, Office of Management and Budget. Slide 9 − Available cash is calculated as unrestricted cash of $195.1 million less $6.2 million of cash held by the Company's consolidated multi-family properties not in disposal group held for sale. − Financing of unencumbered assets represents the estimated available repurchase agreement and revolver securitization financings for the Company's residential loans, investment securities and single-family rental properties as of September 30, 2024. − EPS impact is calculated as the quotient of Adjusted Interest Income and weighted average shares outstanding for the periods indicated. − Additional financing of under-levered assets represents the estimated additional financing available for residential loans, investment securities and CDOs repurchased from residential loan securitizations under the Company's current repurchase agreements as of September 30, 2024. − NYMT Investment Portfolio Size amounts represent the investment portfolio carrying values as of end of the periods presented (see Appendix – “Capital Allocation”). Slide 10 − Outstanding shares used to calculate Adjusted Book Value per common share for the quarter ended September 30, 2024 are 90,579,449. − Market cap per share is calculated using the outstanding shares of common stock and the closing common stock market price as of the date indicated. − Net discount to par represents the net difference between the par value and Adjusted Book Value as of September 30, 2024 for residential loans, investment securities (excluding IO securities), Mezzanine Lending, CDOs, senior unsecured notes and subordinated debt divided by shares outstanding as of the date indicated. Slide 11 − Image(s) used under license from PowerPoint Stock Images. Slide 12 − Dividend yield calculated using the current quarter dividend declared on common stock and the closing share price of the Company's common stock on September 30, 2024. − Total Portfolio Size and Portfolio Allocation of the investment portfolio represent investment portfolio carrying value as of September 30, 2024 (see Appendix – “Capital Allocation”). Agency RMBS with a carrying value of $3.0 billion are included in Single-Family investment securities available for sale in the Appendix - "Capital Allocation" table. − EPS Contribution amounts are calculated as the quotient of net interest income and the weighted average shares outstanding for the periods indicated. − Available Cash represents unrestricted cash at quarter-end for each of the periods indicated less cash held by the Company's consolidated multi-family properties not in disposal group held for sale. 47

End Notes 48 Slide 13 − Amounts for Corporate Senior Unsecured Notes and Subordinated Debentures represent the outstanding note balance. − Repo - Agency includes repurchase agreement financing subject to margin calls used to fund the purchase of Agency RMBS. − Repo - Credit/Other includes repurchase agreement financing subject to margin calls used to fund the purchase of residential loans, single-family rental properties, non-Agency RMBS, U.S. Treasury securities and repurchase agreement financing not subject to margin calls used to fund the purchase of residential loans. − Securitization Financing includes residential loan securitizations and a non-Agency RMBS re-securitization. − Repo and Securitization Financing amounts represent the outstanding loan amount or note balance. − Available Cash represents unrestricted cash at quarter-end for each of the periods indicated less cash held by the Company's consolidated multi-family properties not in disposal group held for sale. Slide 14 − Other Investments include U.S. Treasury securities at fair value and an equity investment in an entity that originates residential loans. − Portfolio Asset amounts for BPL-Bridge, RPL, Performing Loans, BPL- Rental, Non-Agency RMBS, Mezzanine Lending, Agency RMBS and Other Investments represent the fair value of the assets as of September 30, 2024. − Portfolio Asset amount for SFR represents the net depreciated value of the real estate assets as of September 30, 2024. − Joint Venture Equity and Cross-Collateralized Mezzanine Lending Portfolio Asset amounts represents the Company's net equity investments in consolidated and unconsolidated multi-family apartment properties (as applicable) as of September 30, 2024. Refer to Appendix - "Reconciliation of Joint Venture Equity and Consolidated Mezzanine Lending Investments" for a detailed breakout. − Available cash is calculated as unrestricted cash of $195.1 million less $6.2 million of cash held by the Company's consolidated multi-family properties not in disposal group held for sale. Slide 15 − Image(s) used under license from PowerPoint Stock Images. Slide 16 − Residential Investment Acquisitions represent the cost of Residential Credit and Agency RMBS assets acquired by the Company during the periods presented. Residential Credit acquisitions include draws funded for BPL-Bridge loans during the period. Slide 17 − WA. effective cost represents the weighted average pricing yield of all sold tranches of the securitization at primary issuance weighted by the pricing value of each sold tranche, factoring in the modeling assumptions as described in the offering materials of such securitization. Slide 18 − ZV Spreads at indicated coupon percentages sourced from Bloomberg. − NYMT Agency RMBS Holdings in the Specified Pools at Different Coupons chart represent the fair value of fixed rate Agency RMBS as of September 30, 2024. − NYMT Agency RMBS Holdings in the Agency RMBS Current Coupon Spreads chart represent the fair value of Agency RMBS as of September 30, 2024. − Agency RMBS Current Coupon Spreads sourced from Bloomberg. Slide 19 − Asset value represents the fair value of the Agency RMBS strategy portfolio as of September 30, 2024. − Average coupon represents the weighted average coupon rate of Specified Pools as of September 30, 2024. − WALA represents the weighted average loan age of the underlying collateral of Specified Pools as of September 30, 2024. − Specified Pool Breakdown percentages are calculated based on the aggregate fair value of each classification group as of September 30, 2024. − Specified Pool by coupon percentages are calculated based on the aggregate fair value of each classification group as of September 30, 2024. Slide 20 − Life-to-date principal balance invested includes purchased interest bearing balances and funded interest bearing holdback for the BPL- Bridge strategy. − Q3 2024 acquisitions represent BPL-Bridge loans purchased during the current quarter and held as of September 30, 2024.

End Notes − Average FICO and Average Coupon represent the weighted average borrower FICO score and weighted average gross coupon rate. − Average LTARV represents the weighted average LTARV calculated using the maximum loan amount and original after-repair value per the appraisal or broker price opinion obtained for the mortgage loan (only applicable for loans with rehab component). − Average LTC represents the weighted average LTC calculated using the initial loan amount at origination (exclusive of any debt service, rehab escrows and other escrows or other amounts not funded to the borrower at closing) and initial cost basis. Initial cost basis is calculated as the purchase cost for non-re-financed loans or the as-is-value for re-financed loans. − Ground up and multi-family percentages are calculated using the interest bearing balances of BPL-Bridge loans. − DQ 60+ refers to loans greater than 60 days delinquent. − Dollar amounts shown in the BPL-Bridge Portfolio Composition chart represent the interest bearing balances of BPL-Bridge loans as of the end of the periods indicated. Slide 21 − Total Investment Portfolio, Total Capital, and Capital represent amounts derived from the investment portfolio carrying value and net Company capital allocated as of September 30, 2024. Refer to Appendix - "Capital Allocation" for a detailed breakout of Total Investment Portfolio, Total Capital, and Capital. − Asset Value for BPL-Bridge, BPL-Rental, Performing Loan, RPL, Agency RMBS and Non-Agency RMBS strategies represent the fair value of the assets as of September 30, 2024. Asset Value for SFR represents the net depreciated value of the real estate assets as of September 30, 2024. − Asset Value and Capital for Non-Agency RMBS include Consolidated SLST securities owned by the Company with a fair value of $157 million and other non-Agency RMBS with a fair value of $68 million. − Portfolio Recourse Leverage Ratio represents outstanding recourse repurchase agreement financing related to the strategy divided by the capital allocated to the strategy. − Portfolio Leverage Ratio represents outstanding repurchase agreement financing plus CDOs issued by the Company related to the strategy divided by the capital allocated to the strategy. − Calculation of Portfolio Recourse Leverage Ratio and Portfolio Leverage Ratio for BPL and RPL strategies includes securities repurchased from residential loan securitizations. 49 − Average FICO and Average Coupon for RPL, BPL-Bridge, BPL-Rental and Performing Loan represent the weighted average borrower FICO score and weighted average gross coupon rate for residential loans held as of September 30, 2024. − Average LTV for RPL, BPL-Rental and Performing Loan represents the weighted average loan-to-value for residential loans held as of September 30, 2024. LTV for these strategies is calculated using the most current property value available. Average LTV for BPL-Bridge represents the weighted average LTARV for residential loans, calculated using the maximum loan amount and original after-repair value per the appraisal or broker price opinion obtained for the mortgage loan (only applicable for loans with rehab component). − Average FICO and Average LTV for Agency RMBS represent the weighted average borrower FICO score and weighted average loan-to- value of the underlying collateral of Specified Pools per the most recent data available in Bloomberg. Average Coupon for Agency RMBS represents the weighted average coupon rate of the Specified Pools. Average FICO, Average LTV and Average Coupon for Agency RMBS do not include Agency IOs. − Average FICO, Average LTV and Average Coupon for Non-Agency RMBS represent the weighted average borrower FICO score, weighted average loan-to-value and weighted average coupon rate of the underlying collateral as of September 30, 2024. Slide 22 − Senior debt characteristics represent certain characteristics of the senior loans on multi-family properties within our Mezzanine Lending and Cross- Collateralized Mezzanine Lending portfolios, respectively. − Average Effective Coupon represents the weighted average effective coupon rate of the senior loans on multi-family properties within our Mezzanine Lending and Cross-Collateralized Mezzanine Lending portfolios, respectively, after giving effect to interest rate caps (as applicable). − Hedged Floating Rate Senior Debt of Mezzanine Lending and Cross- Collateralized Mezzanine Lending represents floating rate senior debt on multi-family properties within our Mezzanine Lending and Cross- Collateralized Mezzanine Lending portfolios with an existing interest rate cap through the maturity of the senior debt or a reserve for future interest rate cap purchases or payments as of September 30, 2024.

End Notes 50 − Asset Value for Joint Venture Equity investments represents the Company's net equity investment in consolidated and unconsolidated multi-family apartment properties (as applicable). Refer to Appendix - "Reconciliation of Joint Venture Equity and Consolidated Mezzanine Lending Investments" for a detailed breakout. − Average DSCR and Average Adjusted LTV of Mezzanine Lending & Cross-Collateralized Mezzanine Lending investments represent the weighted average DSCR and weighted average combined LTV, inclusive of the estimated capital expenditure budget at origination, of the underlying properties, respectively, as of September 30, 2024. − Average coupon rate of Mezzanine Lending & Cross-Collateralized Mezzanine Lending investments is a weighted average rate based upon the unpaid principal amount and contractual interest or preferred return rate as of September 30, 2024. Slide 24 − Image(s) used under license from PowerPoint Stock Image. Slide 25 − Image(s) used under license from PowerPoint Stock Image. Slide 30 − Unrealized gains/losses on Consolidated SLST includes unrealized gains/ losses on the residential loans held in Consolidated SLST and unrealized gains/losses on the CDOs issued by Consolidated SLST and not owned by the Company. Slide 35 − Outstanding shares used to calculate book value per common share and Adjusted Book Value per common share for the quarter ended September 30, 2024 are 90,579,449. − Common stock issuance, net includes amortization of stock based compensation. Slide 37 − Image(s) used under license from PowerPoint Stock Image. − Asset Value for Mezzanine Lending represents the fair value of the investments as of September 30, 2024. − Asset Value for Cross-Collateralized Mezzanine Lending represents the net equity investment in consolidated multi-family apartment properties as of September 30, 2024. Refer to Appendix - "Reconciliation of Joint Venture Equity and Consolidated Mezzanine Lending Investments" for a detailed breakout. − Average Adjusted LTV of Mezzanine Lending and Cross-Collateralized Mezzanine Lending investments represent the weighted average combined LTV, inclusive of the estimated capital expenditure budget at origination, of the underlying properties, respectively, as of September 30, 2024. − Average Coupon of Mezzanine Lending and Cross-Collateralized Mezzanine Lending investments is a weighted average rate based upon the unpaid principal amount and contractual preferred return rate as of September 30, 2024. − Average Historical Annualized Payoff Rate for Mezzanine Lending is calculated as the annualized average of the quotient of aggregate loan amounts redeemed in each period presented and the total loan amount of the portfolio as of the beginning of each period presented. − Average Historical Annualized Repayment Rate for Cross-Collateralized Mezzanine Lending is calculated as the annualized average of the quotient of preferred equity amounts repaid in each period presented and the total preferred equity investment amount as of the beginning of each period presented. Slide 23 − Total Investment Portfolio, Total Capital, and Capital represent amounts derived from the investment portfolio carrying value and net Company capital allocated as of September 30, 2024. Refer to Appendix - "Capital Allocation" for a detailed breakout of Total Investment Portfolio, Total Capital, and Capital. − Asset Value for Mezzanine Lending represents the fair value of the investments. − Asset Value for Cross-Collateralized Mezzanine Lending represents the net equity investment in consolidated multi-family apartment properties. Refer to Appendix - "Reconciliation of Joint Venture Equity and Consolidated Mezzanine Lending Investments" for a detailed breakout.

Capital Allocation

At September 30, 2024 (Dollar Amounts in Thousands)	Single-Family [1]	Multi-Family	Corporate/ Other	Total
Residential loans	$ 3,777,144	$ –	$ –	$ 3,777,144
Consolidated SLST CDOs	(845,811)	–	–	(845,811)
Investment securities available for sale	3,036,182	–	349,088	3,385,270
Multi-family loans	–	87,614	–	87,614
Equity investments	–	100,378	46,455	146,833
Equity investments in consolidated multi-family properties [2]	–	154,462	–	154,462
Equity investments in disposal group held for sale [3]	–	17,831	–	17,831
Single-family rental properties	144,736	–	–	144,736
Total Investment Portfolio Carrying Value	**$ 6,112,251**	**$ 360,285**	**$ 395,543**	**$ 6,868,079**
Repurchase agreements	$ (3,258,175)	$ –	$ (352,940)	$ (3,611,115)
Collateralized debt obligations				
Residential loan securitization CDOs	(1,883,817)	–	–	(1,883,817)
Non-Agency RMBS re-securitization	(72,638)	–	–	(72,638)
Senior unsecured notes	–	–	(159,587)	(159,587)
Subordinated debentures	–	–	(45,000)	(45,000)
Cash, cash equivalents and restricted cash [4]	104,220	–	221,582	325,802
Cumulative adjustment of redeemable non-controlling interest to estimated redemption value	–	(48,282)	–	(48,282)
Other	111,504	(1,306)	(39,493)	70,705
Net Company Capital Allocated	**$ 1,113,345**	**$ 310,697**	**$ 20,105**	**$ 1,444,147**
Company Recourse Leverage Ratio [5]				**2.6x**
Portfolio Recourse Leverage Ratio [6]				**2.5x**

1. The Company, through its ownership of certain securities, has determined it is the primary beneficiary of Consolidated SLST and has consolidated the assets and liabilities of Consolidated SLST in the Company's condensed consolidated financial statements. Consolidated SLST is primarily presented on our condensed consolidated balance sheets as residential loans, at fair value and collateralized debt obligations, at fair value. Our investment in Consolidated SLST as of September 30, 2024 was limited to the RMBS comprised of first loss subordinated securities and certain IOs issued by the respective securitizations with an aggregate net carrying value of $157.5 million.
2. Represents the Company's equity investments in consolidated multi-family properties that are not in disposal group held for sale. A reconciliation of the Company's equity investments in consolidated multi-family properties and disposal group held for sale to the Company's condensed consolidated financial statements is included below in "Reconciliation of Joint Venture Equity and Consolidated Mezzanine Lending Investments."
3. Represents the Company's equity investments in consolidated multi-family properties that are held for sale in disposal group. A reconciliation of the Company's equity investments in consolidated multi-family properties and disposal group held for sale to the Company's condensed consolidated financial statements is included below in "Reconciliation of Joint Venture Equity and Consolidated Mezzanine Lending Investments."
4. Excludes cash in the amount of $9.2 million held in the Company's equity investments in consolidated multi-family properties and equity investments in consolidated multi-family properties in disposal group held for sale. Restricted cash of $136.9 million is included in the Company's condensed consolidated balance sheets in other assets.
5. Represents the Company's total outstanding recourse repurchase agreement financing, subordinated debentures and senior unsecured notes divided by the Company's total stockholders' equity. Does not include non-recourse repurchase agreement financing amounting to $34.6 million, Consolidated SLST CDOs amounting to $845.8 million, residential loan securitization CDOs amounting to $1.9 billion, non-Agency RMBS re-securitization CDOs amounting to $72.6 million and mortgages payable on real estate, including mortgages payable on real estate of disposal group held for sale, totaling $662.6 million as they are non-recourse debt.
6. Represents the Company's outstanding recourse repurchase agreement financing divided by the Company's total stockholders' equity.

NYMT

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Reconciliation of Joint Venture Equity and Consolidated Mezzanine Lending Investments Dollar Amounts in Thousands Joint Venture Equity Cross- Collateralized Mezzanine Lending Consolidated Mezzanine Lending Investment Total Cash and cash equivalents $ 508 $ 5,063 $ 623 $ 6,194 Real estate, net (1) 76,769 480,482 53,716 610,967 Assets of disposal group held for sale 197,665 — — 197,665 Other assets 2,030 14,786 5,165 21,981 Total assets $ 276,972 $ 500,331 $ 59,504 $ 836,807 Mortgages payable on real estate, net $ 77,148 $ 370,055 $ 45,118 $ 492,321 Liabilities of disposal group held for sale 177,869 — — 177,869 Other liabilities 1,977 11,312 1,628 14,917 Total liabilities $ 256,994 $ 381,367 $ 46,746 $ 685,107 Redeemable non-controlling interest in Consolidated VIEs $ — $ 21,826 $ — $ 21,826 Less: Cumulative adjustment of redeemable non-controlling interest to estimated redemption value — (48,282) — (48,282) Non-controlling interest in Consolidated VIEs 96 7,312 (3,509) 3,899 Non-controlling interest in disposal group held for sale 1,964 — — 1,964 Net Equity Investment (2) $ 17,918 $ 138,108 $ 16,267 $ 172,293 Equity Investments (3) 1,235 — — 1,235 Total $ 19,153 $ 138,108 $ 16,267 $ 173,528 1. Includes real estate held for sale in the amount of $23.6 million for Cross-Collateralized Mezzanine Lending. 2. The Company's net equity investment consists of $154.5 million of net equity investments in consolidated multi-family properties and $17.8 million of net equity investments in disposal group held for sale. 3. Represents the Company's equity investments in unconsolidated multi-family apartment properties. 52